EXHIBIT A

                                  AMENDED AND RESTATED

                                       BY-LAWS

                                          OF

                              R.H. DONNELLEY CORPORATION

                                     APRIL 28, 1999

                                  AMENDED AND RESTATED

                                R.H. DONNELLEY CORPORATION

                                         BY-LAWS

                                        ARTICLE 1.

                                      STOCKHOLDERS.


       Section 1. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

       Section 2. Special meetings of the stockholders may be held upon call of the Board of Directors, the Chairman of the Board or the President (and shall be called by the Chairman of the Board or the President at the request in writing of stockholders owning a majority of the outstanding shares of the Corporation entitled to vote at the meeting) at such time and at such place within or without the State of Delaware, as may be fixed by the Board of Directors, the Chairman of the Board or the President or by the stockholders owning a majority of the outstanding shares of the Corporation so entitled to vote, as the case may be, and as may be stated in the notice setting forth such call.

       Section 3. Except as otherwise provided by law, notice of the time, place and purpose or purposes of every meeting of stockholders shall be delivered personally or mailed not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the record of the Corporation. Notice of any meeting of stockholders need not be given to any stockholder who shall waive notice thereof, before or after such meeting, in writing, or to any stockholder who shall attend such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       Section 4. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If there be no such quorum present in person or by proxy, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time.

       Section 5. Meeting of the stockholders shall be presided over by the Chairman of the Board or, if such officer is not present, by the President or a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation or, in such officer's absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman shall appoint a secretary.

       Section 6. Each stockholder entitled to vote at any meeting may vote in person or by proxy for each share of stock held by such stockholder which has voting power upon the matter in question at the time but no proxy shall be voted on after one year from its date.

       Section 7. All elections of directors shall be by written ballot and shall be determined by a plurality of the voting power present in person or represented by proxy and entitled to vote. All other voting need not be by written ballot, except upon demand therefor by the Board of Directors or the officer of the Corporation presiding at the meeting of stockholders where the vote is to be taken. Except as otherwise provided by law, in all matters other than the election of directors, the affirmative vote of the majority of the voting power present in person or represented by proxy and entitled to vote shall be the act of the stockholders. The chairman of each meeting at which directors are to be elected shall appoint at least one inspector of election, unless such appointment shall be unanimously waived by those stockholders present or represented by proxy at the meeting and entitled to vote at the election of directors. No director or candidate for the office of director shall be appointed as such inspector. The duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

       Section 8. Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 8, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth
  (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation
  14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedure set forth in this by-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this
  Section 8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section.

       Section 9. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purposes shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.


                                        ARTICLE II.

                                    BOARD OF DIRECTORS.

       Section 1. The Board of Directors of the Corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed by resolution of the Board of Directors. The directors shall be divided into three classes in the manner set forth in the Certificate of Incorporation of the corporation, each class to be elected for the term set forth therein. A majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the Corporation's Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

       Section 2. Vacancies in the Board of Directors shall be filled by a majority of the remaining directors, though less than a quorum; and in case of an increase in the number of directors, the additional directors shall be elected by a majority of the directors in office at the time of increase, though less than a quorum; and the directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation of the Corporation.

       Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than one day before the meeting. The notice of any meeting need not specify the purpose thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing.

       Section 4. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the Directors of the Corporation which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of the members of a committee shall constitute a quorum for the transaction of its business. In the absence of disqualification of any member of any such committee or committees, but not in the case of a vacancy therein, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors, who is not an officer of the Corporation or any of its subsidiaries, to act at the meeting for all purposes in the place of any such absent or disqualified member.
  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.


                                        ARTICLE III.

                                         OFFICERS.

       Section 1. The Board of Directors, as soon as may be after each annual meeting of the stockholders, shall elect officers of the Corporation, including a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also from time to time appoint such other officers (including one or more Assistant Vice Presidents, and one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power so to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two offices may be held by the same person. The Chairman of the Board and the President shall be chosen from among the Directors.

       Section 2. All officers of the Corporation elected or appointed by the Board of Directors shall hold office until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

       Section 3. Each of the officers of the Corporation elected or appointed by the Board of Directors shall have powers and duties prescribed by law, by the By-Laws or by the Board of Directors and, unless otherwise prescribed by the By-Laws or by the Board of Directors, shall have such further powers and duties as ordinarily pertain to that office. The Chairman of the Board or the President, as determined by the Board of Directors, shall be the Chief Executive Officer and shall have the general direction of the affairs of the Corporation. Any officer, agent, or employee of the Corporation may be required to give bond for the faithful discharge of such person's duties in such sum and with such surety or sureties as the Board of Directors may from time to time prescribe.

       Section 4. There shall be a Controller who shall exercise general supervision of and be responsible for the efficient operation of the Accounting Department of the Corporation. The Controller shall be consulted in the preparation of the annual budget of the Corporation and shall render to the Chief Executive Officer from time to time and to the Board of Directors at each of the regular meetings of the Board statements necessary to keep them informed of the earnings, expenses and condition of the Corporation, and shall bring to their notice any and all matters which the Controller may deem desirable to submit to their attention for the successful conduct of the business.


                                        ARTICLE IV.

                                   CERTIFICATES OF STOCK.

       Section 1. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares in the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by such holder's attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.


       Section 2. The certificates of stock shall be signed by such officer or officers as may be permitted by law to sign (except that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of any such officer or officers may be facsimiles), and shall be countersigned and registered in such manner, all as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

       Section 3. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.


                                        ARTICLE V.

                                     CORPORATE BOOKS.

       The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.


                                        ARTICLE VI.

                                CHECKS, NOTES, PROXIES, ETC.

       All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President, or by such officers as the Board of Directors may from time to time determine.



                                        ARTICLE VII.

                                        FISCAL YEAR.

       The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.


                                        ARTICLE VIII.

                                       CORPORATE SEAL.

       The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.


                                        ARTICLE IX.

                                          OFFICES.

       The Corporation and the stockholders and the directors may have offices outside of the State of Delaware at such places as shall be determined from time to time by the Board of Directors.


                                       ARTICLE X.

                                       AMENDMENTS.

       Subject to any limitations that may be imposed by the stockholder, the Board of Directors may make the by-laws and from time to time may alter, amend or repeal any by-laws, but any by-laws made by the Board of Directors or the stockholders may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of such meeting.